UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 26, 2017

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428
(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 and 3 through 7 are not applicable and therefore omitted.

Item 2.02. Results of Operations and Financial Condition.

Clearfield, Inc. (the “Company”) hereby furnishes as Exhibit 99.1 a press release issued on January 26, 2017 disclosing material non-public information regarding its results of operations for the first quarter ended December 31, 2016.

In the January 26, 2017 earnings release, the Company directs readers to a page of its website to access an investor communication entitled “FY17 Q1 FieldReport,” which is furnished hereto as Exhibit 99.2.  The FY17 Q1 FieldReport consists of a slide presentation and a related embedded audio recording of remarks by Cheryl Beranek, the Company’s President and Chief Executive Officer, and Daniel R. Herzog, the Company’s Chief Financial Officer, discussing the first quarter ended December 31, 2016 results, as well as the business and prospects of the Company.

Item 8.01. Other Events.

As described above, the Company made the FY17 Q1 FieldReport, furnished hereto as Exhibit 99.2, available on its website on January 26, 2017.  The Company is not including the information on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Clearfield, Inc. on January 26, 2017.
99.2	FY17 Q1 FieldReport – Presentation dated January 26, 2017 and Transcript of Remarks of Cheryl Beranek, President and Chief Executive Officer, and Daniel Herzog, Chief Financial Officer, of Clearfield, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Date: January 26, 2017	By:	/s/ Daniel Herzog
Daniel Herzog
Chief Financial Officer